Exhibit 99.1

BioLife Solutions Reports Preliminary and Unaudited 2022 Fourth Quarter and Full Year Financial Results

Record full year revenue of $161.8 million increased 36% over 2021; biopreservation media revenue growth of 45%, validating leading position as a critical cell and gene therapies (CGT) tools and services supplier

Record Q4 2022 revenue of $44.3 million increased 19% over 2021; biopreservation media revenue growth of 35%

Full year adjusted EBITDA of $3.6 million and Q4 2022 adjusted EBITDA of $1.7 million

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (March 16, 2023) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for the cell and gene therapy (CGT) and the broader biopharma markets, today announced financial results for the fourth quarter and year ended December 31, 2022.

Mike Rice, Chairman and CEO, commented, “We closed 2022 with another year of strong performance and growth, driven by solid execution across our portfolio. Our success indicators of new customer acquisition, adoption of our cell processing solutions in cell and gene therapy applications, and growth of our storage services platform all point to continued validation of our class-defining bioproduction tools and services as highly preferred in our target markets. For the full year 2022, we gained over 1,300 new customers via our direct sales team and global network of distributors. Our engineering, quality and operations teams continued to focus on supply chain and other optimization initiatives for our freezers and thaw platform and we expect to continue to drive a mix shift to high margin, recurring revenue.”

Troy Wichterman, Chief Financial Officer, remarked, “We achieved full year 2022 positive adjusted EBITDA of $3.6 million and ended the year with $64.1 million in cash and short-term investments. As of today, Silicon Valley Bank is operational and fully honoring existing credit facilities. We currently have no additional need for capital.”

Operational Highlights

New Customer Acquisition

Platform/Solution	Q4 2022	FY2022
Biopreservation Media	15	69
Sexton Cell Processing	5	33
SciSafe® Storage Services	26	99
Thaw	7	35
evo® Cold Chain	12	43
Cryogenic Freezers	13	82
ULT Freezers	139	461
TOTAL	217	822

●	New distributor indirect customers totaled at least 500 in FY2022, bringing total new customers to over 1,300 for the year.
●

USA Master File cross references for our cell processing solutions were 27 in Q4 and 80 in FY 2022. Total global clinical applications with our cell processing solutions embedded are now estimated to be over 600, including 12 approved therapies, with 5 additional approvals possible in 2023. Sexton cell processing solutions are now embedded in 3 approved CGT medicines and in over 60 clinical trials.

●	evo cold chain management shipments of cell and gene therapies totaled 2,241 in Q4 and 7,201 in FY 2022, representing over 200% annual growth over 2021.

Fourth Quarter 2022 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●

Total revenue for the fourth quarter of 2022 was $44.3 million, an increase of $7.0 million, or 19%, from $37.3 million for the fourth quarter of 2021. COVID-19 related revenue was approximately 5%, compared with approximately 15% in Q4 2021.

o	Cell Processing platform revenue was $20.2 million, up $5.3 million, or 36%, over the same period in 2021. Biopreservation growth was 35%.

o	Freezers and Thaw Systems platform revenue was $17.4 million, up $806,000, or 5%, over the same period in 2021. COVID-19 related revenue in 2022 was approximately 3% for this platform.

o	Storage and Storage Services platform revenue was $6.7 million, up $810,000, or 14%, over the same period in 2021. COVID-19 related revenue in 2022 was approximately 21% for this platform.

●

Total revenue for 2022 was $161.8 million, an increase of $42.6 million, or 36%, from $119.2 million for 2021. Organic revenue growth was 38%. COVID-19 related revenue was approximately 8%, compared with approximately 15% in 2021.

o	Cell Processing platform revenue was $68.5 million, up $23.5 million, or 52%, over 2021. Biopreservation media and organic cell processing growth were both 45%.

o	Freezers and Thaw Systems platform revenue was $66.8 million, up $10.1 million, or 18%, over 2021. Organic growth was 9%. COVID-19 related revenue in 2022 was approximately 4%.

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o	Storage and Storage Services platform revenue was $26.5 million, up $8.9 million, or 51% over 2021; all growth was organic. COVID-19 related revenue in 2022 was approximately 39%.

GROSS MARGIN

●

Gross margin (GAAP) for the fourth quarter of 2022 was 30% compared with 13% for the fourth quarter of 2021. Adjusted gross margin (non-GAAP) for the fourth quarter of 2022 was 32% compared with 17% for the fourth quarter of 2021.

●	Gross margin (GAAP) for 2022 was 30% compared with 27% for 2021. Adjusted gross margin (non-GAAP) for 2022 was 33% compared with 32% for 2021.

●	The increase in quarterly gross margin and adjusted gross margin was primarily due to decreased warranty expenses compared with 2021.

OPERATING EXPENSE

●

Operating expense (GAAP) for the fourth quarter of 2022 was $93.5 million compared with $54.9 million for the fourth quarter of 2021. Adjusted operating expense (non-GAAP) for the fourth quarter of 2022 was $22.1 million compared with $19.2 million for the fourth quarter 2021.

●	Operating expense (GAAP) for 2022 was $307.3 million compared with $154.3 million for 2021. Adjusted operating expense (non-GAAP) for 2022 was $83.4 million compared with $59.6 million for 2021.

●

The increase in GAAP operating expense for the fourth quarter of 2022 was primarily due to a non-cash impairment charge of $40.5 million related to the acquired intangible assets of Global Cooling, Inc. (Stirling Ultracold). The increase in GAAP operating expense for 2022 was primarily due to non-cash impairment charges of $110.4 million related to the acquired intangible assets of Global Cooling, full period of ownership following the acquisition of Global Cooling on May 3, 2021, and the acquisition of Sexton Biotechnologies, Inc. on September 1, 2021, and personnel costs. Adjusted operating expenses (non-GAAP) increased due to the full period of ownership from the acquisition of Global Cooling and the acquisition of Sexton, Inc. In addition, operating expenses increased due to higher accounting costs related to becoming an Accelerated Filer, additional headcount to support our growth, and historical true-up of indirect tax expense.

OPERATING LOSS

●

Operating loss (GAAP) for the fourth quarter of 2022 was $49.3 million compared with $17.6 million for the fourth quarter of 2021. Adjusted operating loss (non-GAAP) for the fourth quarter of 2022 was $8.2 million compared with $13.1 million for the fourth quarter of 2021.

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●	Operating loss (GAAP) for 2022 was $145.5 million compared with $35.2 million for 2021. Adjusted operating loss (non-GAAP) for 2022 was $29.3 million compared with $21.5 million for 2021.

NET LOSS

●

Net loss (GAAP) for the fourth quarter of 2022 was $49.2 million compared with $14.8 million for the fourth quarter of 2021. Adjusted net loss (non-GAAP) for the fourth quarter of 2022 was $8.2 million compared with $12.9 million for the fourth quarter of 2021.

●	Net loss (GAAP) for 2022 was $139.8 million compared with $8.9 million for 2021. Adjusted net loss (non-GAAP) for 2022 was $29.3 million compared with $15.4 million for 2021.

EARNINGS/(LOSS) PER SHARE

●	Loss per share (GAAP) for the fourth quarter of 2022 was $1.15 compared with loss per share of $0.36 for the fourth quarter of 2021.

●	Loss per share (GAAP) for 2022 was $3.29 and included non-cash intangible impairment charges of $2.60 per share. This is compared with loss per share of $0.23 for 2021.

ADJUSTED EBITDA

●	Adjusted EBITDA, a non-GAAP measure, for the fourth quarter of 2022 was $1.7 million compared with negative $5.9 million for the fourth quarter of 2021.

●	Adjusted EBITDA, a non-GAAP measure, for the full year of 2022 was positive $3.6 million compared with $4.1 million for 2021.

CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

●	Cash, cash equivalents, and marketable securities as of December 31, 2022, were $64.1 million.

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2023 Revenue Guidance

Mike Rice, Chairman and CEO, further commented, “We fully expect to participate in the forecasted growth of the CGT industry over the next several years. Sustained catalysts that we expect to drive BioLife growth due to a significant increase in the number of manufactured doses include:

●	Approvals of new cell and gene therapies
●	Additional approvals of commercial CGT in new geographies
●	Additional approvals of CGT in new indications
●	Migration of commercial therapies to first or second-line treatment
●	An eventual transition to allogeneic therapies

We remain confident that we will achieve our Q4 2024 run rate aspirational financial goals of $250 million in revenue, 50 points of adjusted gross margin and 30 points of adjusted EBITDA.”

BioLife Solutions is reaffirming 2023 revenue guidance, which is based on expectations for its existing business.

Total revenue for 2023 is expected to range from $188 million to $202 million, reflecting year-over-year growth of 16% to 25%. Excluding COVID-19-related revenue, this range reflects year-over-year growth of 26% to 35%. Approximately 45% of 2023 total revenue is expected in the first half of the year and approximately 55% in the second half of the year, reflecting typical seasonality. Revenue guidance for 2023 does not include any COVID-19-related revenue.

Expectations for 2023 total revenue include the following platform contributions:

●	Cell processing platform: $89.0 million to $93.0 million, an increase of 30% to 35% over 2022.

●	Freezers and Thaw Systems platform: $72.5 million to $79.0 million, an increase of 9% to 18% over 2022. Excluding COVID-19-related revenue, year-over-year growth of 13% to 23%.

●	Storage and Storage Services platform: $26.5 million to $30.0 million, flat to an increase of 13% over 2022. Excluding COVID-19-related revenue, year-over-year growth of 64% to 86%.

Management expects gross margin and adjusted EBITDA expansion in 2023.

Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free (800) 715-9871 for domestic callers or (646) 307-1963 for international callers. The conference ID number is 3739539. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com/ for 90 days.

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About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system,  high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the Company, the Company's ability to implement its business strategy and anticipated business and operations, the expected synergies between the Company and the companies and products that it has acquired, the potential utility of and market for the Company's products and services, including the adoption of the Company’s products for new clinical candidates in connection with expected clinical trials, and the Company’s ability to cross sell its products and services, guidance for financial results for 2023, 2024 and 2025, including regarding potential revenue growth and changes in product mix of total revenue and gross margin, the Company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, unexpected costs, charges or expenses resulting from our acquisitions, market adoption of the Company’s products, the ability of the Company to continue to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic and supply chain issues, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

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Media & Investor Relations

At the Company

Troy Wichterman

Chief Financial Officer

(425) 402-1400

twichterman@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

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BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share and share data)	2022	2021	2022	2021

Product revenue	$37,796	$31,468	$136,000	$101,913
Service revenue	4,168	3,400	15,308	9,817
Rental revenue	2,295	2,436	10,451	7,426
Total revenue	44,259	37,304	161,759	119,156
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	30,287	31,140	107,937	82,108
Research and development	4,164	3,571	14,798	11,821
Sales and marketing	5,987	4,778	21,570	14,006
General and administrative	12,575	10,713	47,670	33,668
Intangible asset amortization	1,457	2,863	9,696	8,202
Acquisition costs	-	20	18	1,636
Change in fair value of contingent consideration	(1,405)	1,790	(4,754)	2,875
Intangible asset impairment charges	40,464	-	110,364	-
Total operating expenses	93,529	54,875	307,299	154,316
Operating loss	(49,270)	(17,571)	(145,540)	(35,160)

Other income (expense), net
Change in fair value of warrant liability	-	-	-	(121)
Change in fair value of investments	-	-	697	-
Interest expense, net	(438)	(118)	(687)	(485)
Other expense	432	299	703	289
Gain on acquisition of Sexton Biotechnologies, Inc.	-	-	-	6,451
Total other (expense) income	(6)	181	713	6,134

Loss before income tax benefit	(49,276)	(17,390)	(144,827)	(29,026)
Income tax benefit	86	2,578	5,022	20,118
Net loss	$(49,190)	$(14,812)	$(139,805)	$(8,908)

Net loss attributable to common shareholders
Basic and Diluted	$(1.15)	$(0.36)	$(3.29)	$(0.23)
Diluted	$(1.15)	$(0.36)	$(3.29)	$(0.23)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic	42,791,040	41,675,256	42,481,027	38,503,944
Diluted	42,791,040	41,675,256	42,481,027	38,503,944

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BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021

NET LOSS	$(49,190)	$(14,812)	$(139,805)	$(8,908)
Other comprehensive income/(loss)	579	(119)	(397)	(282)
COMPREHENSIVE LOSS	$(48,611)	$(14,931)	$(140,202)	$(9,190)

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	December 31,	December 31,
(In thousands)	2022	2021
Cash, cash equivalents, and marketable securities	$64,065	$69,870
Working capital	93,870	83,388
Current assets	138,452	126,088
Current liabilities	44,582	42,700
Total assets	450,229	554,285

Long-term obligations	41,459	33,539
Accumulated deficit	(246,915)	(107,109)
Total shareholders' equity	$364,188	$478,046

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BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Year Ended
	December 31,
(In thousands)	2022	2021
Net cash used in operating activities	$(8,489)	$(4,593)
Net cash used in investing activities	(58,117)	(13,192)
Net cash provided by (used in) financing activities	16,317	(2,778)
Effects of currency translation	(108)	(23)
Net decrease in cash, cash equivalents and restricted stock	$(50,397)	$(20,586)

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BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
GAAP GROSS PROFIT	$13,329	$4,675	$48,815	$32,491
GAAP GROSS MARGIN	30%	13%	30%	27%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up	-	-	251	1,130
Intangible asset amortization	733	1,489	5,007	4,557
ADJUSTED GROSS PROFIT	$13,972	$6,164	$54,073	$38,178
ADJUSTED GROSS MARGIN	32%	17%	33%	32%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
GAAP OPERATING EXPENSES	$93,529	$54,875	$307,299	$154,316

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(30,287)	(31,140)	(107,937)	(82,108)
Acquisition costs	-	(20)	(18)	(1,636)
Intangible asset amortization	(1,457)	(2,863)	(9,696)	(8,202)
Loss on disposal of assets	(595)	170	(683)	145
Change in fair value of contingent consideration	1,405	(1,790)	4,754	(2,875)
Intangible asset impairment charges	(40,464)	-	(110,364)	-
ADJUSTED OPERATING EXPENSES	$22,131	$19,232	$83,355	$59,640

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BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
GAAP OPERATING LOSS	$(49,270)	$(17,571)	$(145,540)	$(35,160)

ADJUSTMENTS TO OPERATING LOSS:
Inventory step-up	-	-	251	1,130
Acquisition costs	-	20	18	1,636
Intangible asset amortization	1,457	2,863	9,696	8,202
Loss on disposal of assets	595	(170)	683	(145)
Change in fair value of contingent consideration	(1,405)	1,790	(4,754)	2,875
Intangible asset impairment charges	40,464	-	110,364	-
ADJUSTED OPERATING LOSS	$(8,159)	$(13,068)	$(29,282)	$(21,462)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) NET INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
GAAP NET LOSS	$(49,190)	$(14,812)	$(139,805)	$(8,908)

ADJUSTMENTS TO NET LOSS:
Inventory step-up	-	-	251	1,130
Acquisition costs	-	20	18	1,636
Intangible asset amortization	1,457	2,863	9,696	8,202
Loss on disposal of assets	595	(170)	683	(145)
Change in fair value of contingent consideration	(1,405)	1,790	(4,754)	2,875
Change in fair value of investments	-	-	(697)	-
Change in fair value of warrant liability	-	-	-	(121)
Income tax benefit	(86)	(2,578)	(5,022)	(20,118)
Intangible asset impairment charges	40,464	-	110,364	-
ADJUSTED NET LOSS	$(8,165)	$(12,887)	$(29,266)	$(15,449)

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BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
GAAP NET INCOME/(LOSS)	$(49,190)	$(14,812)	$(139,805)	$(8,908)

ADJUSTMENTS:
Interest expense/(income), net	438	118	687	485
Income tax benefit	(86)	(2,578)	(5,022)	(20,118)
Depreciation	1,790	1,790	6,834	4,801
Intangible asset amortization	1,457	2,863	9,696	8,202
EBITDA	$(45,591)	$(12,619)	$(127,610)	$(15,538)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	7,663	5,082	25,334	13,973
Inventory step-up	-	-	251	1,130
Acquisition costs	-	20	18	1,636
Loss on disposal of assets	595	(170)	683	(145)
Change in fair value of contingent consideration	(1,405)	1,790	(4,754)	2,875
Change in fair value of investments	-	-	(697)	-
Change in fair value of warrant liability	-	-	-	121
Intangible asset impairment charges	40,464	-	110,364	-
ADJUSTED EBITDA	$1,726	$(5,897)	$3,589	$4,052

# # #

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